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ADAC Laboratories
Amended and Restated
Employee Stock Purchase Plan (1994)


                                  EXHIBIT 5.1





                                 April 16, 1996
                                                                       A-176-4.1

ADAC Laboratories
540 Alder Drive
Milpitas, California  95035

Gentlemen:

  We are acting as counsel for ADAC Laboratories (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 72,459 shares of the Company's Common Stock, without par value (the "Shares") (of which 7,459 shares were previously subject to a Registration Statement), which may sold under the Company's Employee Stock Purchase Plan (1994).

  We are familiar with the proceedings taken by the Company relating to the authorization and issuance of the Shares in the manner set forth in the Registration Statement. We have examined and relied upon the originals, or copies, of such corporate records, certificates, documents and other instruments, and reviewed such questions of law as we have considered necessary and appropriate in order to enable us to render the opinion expressed below, and on the basis of such, we hereby advise you as follows:

       Subject to the taking of certain proceedings, to the extent required, in certain states which may have jurisdiction with respect thereto, the Shares, when issued and sold in the manner set forth in the Registration Statement and in the manner provided in the Employee Stock Purchase Plan (1994) pursuant to which such issuance and sale will be undertaken, will be legally and validly issued and outstanding, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           GRAVEN PERRY BLOCK BRODY & QUALLS
                                             A PROFESSIONAL CORPORATION


                                          By /s/ Kriston D. Qualls
                                               Kriston D. Qualls

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